                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (the "Agreement") is made as of the 4th day of March, 2003, by and between NTL Incorporated, a Delaware corporation (the "Company"), and Scott Schubert (the "Executive").

                  WHEREAS, the Company wishes to employ the Executive effective as of March 3, 2003 (the "Effective Date"); and

                  WHEREAS, the Executive wishes to accept such employment and to render services to the Company on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Effectiveness. This Agreement shall become effective as of the Effective Date.

         2.       Employment Term.

                  (a) The term of the Executive's employment pursuant to this Agreement (the "Employment Term") shall commence as of the Effective Date and shall end on December 31, 2004, unless the Employment Term terminates earlier pursuant to Section 7 of this Agreement. The Employment Term may be extended by mutual agreement of the Company and the Executive; provided, that the Company shall give the Executive at least 60 days' notice prior to December 31, 2004 if it does not intend to seek an extension of the Employment Term.

                  (b) Title; Duties. The Executive shall join the Company's Finance Group and perform such duties, services and responsibilities as are reasonably requested from time to time by the Board of Directors of the Company (the "Board") and normal and customary for such position until such time as he is appointed Chief Financial Officer; at which time he shall perform such duties, services and responsibilities as are reasonably requested from time to time by the Board and normal and customary for the CFO position; provided however that it is expressly understood and agreed that Executive will not in any way hold himself out as, or perform any functions consistent with the position of, Chief Financial Officer until such time as he is so appointed by the Board. During the Employment Term, the Executive shall be based in either the United States or the United Kingdom, as agreed by the Executive and the Chief Executive Officer. The Executive agrees that he may be seconded to the United Kingdom for some portion or the entire duration of this Agreement.

                  During the Employment Term, the Executive shall devote substantially all of his time to the performance of the Executive's duties hereunder. During the Employment Term, the Executive will not, without the prior written approval of the Board, engage in any other business activity which interferes in any material respect with the performance of the Executive's duties hereunder or which is in violation of written policies established from time to time by the Company. Nothing contained in this Agreement shall preclude the Executive from devoting a reasonable amount of time and attention during the Employment Term to (i) serving, with the prior approval of the Board, as a director, trustee or member of a committee of any for-profit organization; (ii) engaging in charitable and community activities; and (iii) managing personal and family investments and affairs, so long as any activities of the Executive which are within the scope of clauses (i), (ii) and (iii) of this Section 2(b) do not interfere in any material respect with the performance of the Executive's duties hereunder, and (iv) performance of consulting duties for Wiltel Communications Group, Inc. of up to ten days per year through October 15, 2006.

         3.       Monetary Remuneration.

                  (a) Base Salary. During the Employment Term, in consideration of the performance by the Executive of the Executive's obligations hereunder to the Company and its parents, subsidiaries, affiliates and joint ventures (collectively, the "Company Affiliated Group") in any capacity (including any services as an officer, director, employee, member of any Board committee or management committee or otherwise), the Company shall pay to the Executive an annual salary of (pound)340,000 (the "Base Salary"). The Base Salary shall be payable in accordance with the normal payroll practices of the Company in effect from time to time for senior management generally; provided that the Executive may designate at one time each year a percentage of cash compensation, not yet paid, to be paid in U.S. Dollars, with the exchange rate set on the date that such designation is made by reference to the noon buying rate as quoted by the Federal Reserve Bank of New York. If the Executive provides services to members of the Company Affiliated Group other than the Company, no additional compensation shall be paid by any such member to the Executive, and any compensation for such services (if any) shall be paid to the Company.

                  (b)      Annual Cash Bonus.

                  During each fiscal year of the Company that the Employment Term is in effect, the Executive shall be eligible to earn a cash bonus in the sole discretion of the Board of up to 100% of the Executive's Base Salary (prorated for any partial fiscal year, except as otherwise provided herein) (the "Annual Cash Bonus"). For fiscal year 2003, Executive's Annual Cash Bonus will not be pro-rated and will be equal to or greater than 50% of Executive's Base Salary.

                  (c) Ex-Pat Package. During the Employment Term and for any period during which the Executive is required by the Company to be in the United Kingdom, Executive and his family shall have the right to receive the benefits of the Company's standard ex-patriot benefits package (as applied to comparable New York based employees of the Company) for the duration of any time Executive lives in England, but in any event, such benefits will be consistent with the terms set forth in Appendix A hereto. Tax equalization for the Executive shall be consistent with NTL tax equalization policy, attached as Appendix C hereto, and incorporated by reference.

         4.       Equity-Based Compensation.

                  (a) During the Employment Term, the Executive shall be eligible to receive options to purchase common stock of the Company in addition to the options described on Appendix B at such exercise prices, schedules as to exercisability and other terms and conditions as determined in the sole discretion of the Board.

         5.       Benefits.

                  (a) During the Employment Term, the Executive shall be entitled to participate in all of the employee benefit plans, programs, policies and arrangements (including fringe benefit and executive perquisite programs and policies) made available by the Company to, or for the benefit of, its senior executive officers in accordance with the terms thereof as they may be in effect from time to time.

                  (b) Reimbursement of Expenses. During the Employment Term, the Company shall reimburse the Executive for all reasonable business expenses incurred by the Executive in carrying out the Executive's duties, services and responsibilities under this

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

Agreement, so long as the Executive complies with the general procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses applicable to senior management generally. Without limiting the generality or effect of any other provision hereof the Executive shall have the right to reimbursement, upon submission of customary substantiating documentation, of reasonable attorney's fees in connection with the negotiation and execution of this Employment Agreement.

         6. Vacations. For each whole and partial calendar year during the Employment Term, the Executive shall be entitled to 5 weeks of paid vacation (prorated for any partial calendar year, except for calendar year 2003), to be credited and taken in accordance with the Company's policy as in effect from time to time for its similarly situated executives.

         7.       Termination; Severance.

                  (a) Termination of Employment. The Company may terminate the employment of the Executive without Cause upon 30 days' notice to the Executive. In addition, the employment of the Executive shall automatically terminate as of the date on which the Executive dies or is Disabled. For purposes of this Agreement, the Executive shall be "Disabled" as of any date if, as of such date, the Executive has been unable, due to physical or mental incapacity, to substantially perform the Executive's duties, services and responsibilities hereunder either for a period of at least 180 consecutive days or for at least 270 days in any consecutive 365-day period, whichever may be applicable. Upon termination of the Executive's employment because the Executive dies or is Disabled, the Company shall provide the Executive (or the Executive's estate, if applicable) with death or disability benefits (as applicable) pursuant to the plans, programs, policies and arrangements of the Company as are then in effect with respect to senior executive officers. In addition, upon any termination of the Executive's employment during the Employment Term, the Company shall pay the Executive any earned but unpaid portion of the Base Salary and Annual Cash Bonus. Immediately following termination of the Executive's employment for any reason, the Employment Term shall terminate.

                  (b) Termination Without Cause; Constructive Termination Without Cause. Upon a Termination Without Cause or a Constructive Termination Without Cause, the Company shall, as soon as practicable following the Executive's execution and delivery to the Company of the general release of claims set forth in Section 7(f), pay the Executive a lump-sum severance payment of cash equal to the product of the Base Salary times 3.

                  (c) Termination upon Non-Renewal of the Employment Term. If (i) the Employment Term shall end on December 31, 2004, (ii) the Executive's employment shall terminate on or after January 1, 2005 and on or prior to January 15, 2005 and such termination is not a termination by the Company for Cause or by reason of the Executive having died or become Disabled and (iii) the Executive is not, on the date of termination, a party to an employment agreement with the Company that the parties agree therein is a successor to this Agreement, then the Company shall, as soon as practicable following the Executive's execution and delivery to the Company of the general release set forth in Section 7(f), pay the Executive a lump-sum severance payment of cash equal to the product of the Base Salary times 2. Notwithstanding the foregoing, a non-renewal of the Employment Term during the period commencing on the date of a Change in Control and ending on the first anniversary thereof shall be a Constructive Termination Without Cause as provided in Section 7(b) hereof.

                  (d) Upon a termination of the Executive's employment by the Company for Cause, the Executive shall be entitled to earned but unpaid Base Salary and benefits through the date of termination, and the Executive shall not be entitled to any other payments or benefits.

                  (e) Upon any termination of the Executive's employment other than by the Company for Cause, the Executive and his family shall be entitled to continued medical benefits under (and in accordance with the terms of) the Company's benefit plans for 1 year from the date of termination.

                  For purposes of this Agreement:

                           (i)      A "Constructive Termination Without Cause"
means a termination of the Executive's employment during the Employment Term by the Executive following the occurrence of any of the following events without the Executive's prior consent: (A) failure to continue the Executive as the Company's Chief Financial Officer (excluding a promotion); (B) any material diminution in the Executive's working conditions or authority, responsibilities or authorities; (C) assignment to the Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with his position as described; (D) any materially adverse change in the reporting structure applicable to the Executive (but not including a change in the person filling the position to which the Executive reports); (E) failure to grant the Executive, during the 2003 fiscal year, the options set forth on Appendix B hereto; (F) failure of the Board to appoint the Executive to the position of Chief Financial Officer within three months of the Effective Date;
(G) the failure of the Company to maintain commercially reasonable directors' and officers' liability insurance; or (H) a Change in Control occurs and the Executive is Terminated Without Cause during the period commencing on the date of the Change in Control and ending on the first anniversary thereof. For purposes of this Agreement, a "Change in Control" is defined in Appendix E attached hereto, and incorporated by reference. The Executive shall give the Company 10 days' notice of the Executive's intention to terminate the Executive's employment and claim that a Constructive Termination Without Cause (as defined in (A), (B), (C), (D), (E), (G) or (N) above) has occurred, and such notice shall describe the facts and circumstances in support of such claim in reasonable detail. The Company shall have 10 days thereafter to cure such facts and circumstances if possible.

                           (ii)     A "Termination Without Cause" means a
termination of the Executive's employment during the Employment Term by the Company other than for Cause.

                           (iii)    "Cause" means (x) the Executive is convicted
of, or pleads guilty or nolo contendere to, a felony or to any crime involving fraud, embezzlement or breach of trust; (y) the willful and continued failure of the Executive to perform the Executive's duties hereunder (other than as a result of physical or mental illness); or (z) in carrying out the Executive's duties hereunder, the Executive has engaged in conduct that constitutes gross neglect or willful misconduct, unless the Executive believed in good faith that such conduct was in, or not opposed to, the best interests of the Company and each member of the Company Affiliated Group. The Company shall give the Executive 10 days' notice of the Company's intention to terminate the Executive's employment and claim that facts and circumstances constituting Cause exist, and such notice shall describe the facts and circumstances in support of such claim. The Executive shall have 10 days thereafter to cure such facts and circumstances if possible. If the Board reasonably concludes that the Executive has not cured such facts or circumstances within such time, Cause shall not be deemed to have been established unless and until the Executive has received a hearing before the Board (if promptly requested by the Executive) and a majority of the Board within 10 days of the date of such hearing (if so requested) reasonably confirms the existence of Cause and the termination of the Executive therefor. If the

Executive is a member of the Board, the Executive hereby recuses himself or herself from the deliberations and vote of the Board at such subsequent meeting.

                  (f) Release; Full Satisfaction. Notwithstanding any other provision of this Agreement, no severance pay shall become payable under this Agreement unless and until the Executive executes a general release of claims in form and manner reasonably satisfactory to the Company and substantially similar to Appendix D, and such release has become irrevocable; provided, that the Executive shall not be required to release any indemnification rights, continuing rights to benefits under the Company's employee benefit plans, or rights to future payments or benefits under this Agreement. The payments to be provided to the Executive pursuant to this Section 7 upon termination of the Executive's employment shall constitute the exclusive payments in the nature of severance or termination pay or salary continuation which shall be due to the Executive upon a termination of employment and shall be in lieu of any other such payments under any plan, program, policy or other arrangement which has heretofore been or shall hereafter be established by any member of the Company Affiliated Group.

                  (g) Resignation as a Director. Upon termination of the Executive's employment for any reason, the Executive shall be deemed to have resigned from the Board and from all other boards of, and other positions with, any member of the Company Affiliated Group, as applicable.

                  (h) Cooperation Following Termination. Following termination of the Executive's employment for any reason, the Executive agrees to reasonably cooperate with the Company upon the reasonable request of the Board and to be reasonably available to the Company with respect to matters arising out of the Executive's services to any member of the Company Affiliated Group. The Company shall reimburse or, at the Executive's request, advance the Executive for expenses reasonably incurred in connection with such matters.

         8. Executive's Representation. The Executive represents to the Company that the Executive's execution and performance of this Agreement does not violate any agreement or obligation (whether or not written) that the Executive has with or to any person or entity including, but not limited to, any prior employer.

         9.       Executive's Covenants.

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

                  (a) Confidentiality. The Executive agrees and understands that the Executive has been, and in the Executive's position with the Company the Executive will be, exposed to and receive information relating to the confidential affairs of the Company Affiliated Group, including, but not limited to, technical information, business and marketing plans, strategies, customer (or potential customer) information, other information concerning the products, promotions, development, financing, pricing, technology, inventions, expansion plans, business policies and practices of the Company Affiliated Group, whether or not reduced to tangible form, and other forms of information considered by the Company Affiliated Group to be confidential and in the nature of trade secrets. The Executive will not knowingly disclose such information, either directly or indirectly, to any person or entity outside the Company Affiliated Group without the prior written consent of the Company; provided, however, that
(i) the Executive shall have no obligation under this Section 9(a) with respect to any information that is or becomes publicly known other than as a result of the Executive's breach of the Executive's obligations hereunder and (ii) the Executive may (x) disclose such information to the extent he determines that so doing is reasonable or appropriate in the performance of the Executive's duties or, (y) after giving prior notice to the Company to the extent practicable, under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or by judicial or regulatory process. Upon termination of the Executive's employment, the Executive shall promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data and any other tangible product or document which has been produced by, received by or otherwise submitted to the Executive in the course of or otherwise in connection with the Executive's services to the Company Affiliated Group during or prior to the Employment Term.

                  (b) Non-Competition and Non-Solicitation. During the period commencing upon the Effective Date and ending on the 18-month anniversary of the termination of the Executive's employment with the Company, the Executive shall not, as an employee, employer, stockholder, officer, director, partner, associate, consultant or other independent contractor, advisor, proprietor, lender, or in any other manner or capacity (other than with respect to the Executive's services to the Company Affiliated Group), directly or indirectly:

                           (i)      perform services for, or otherwise have any
involvement with, a business unit of a person, where such business unit competes directly or indirectly with any member of the Company Affiliated Group by owning or operating (x) broadband communications networks for telephone, cable television or internet services or (y) transmission networks for television and radio broadcasting, in each case principally in the United Kingdom or Ireland (the "Core Business"); provided, however, that this Agreement shall not prohibit the Executive from owning up to 1% of any class of equity securities of one or more publicly traded companies;

                           (ii)     hire any individual who is, or within the 12
months prior to the Executive's termination was, an employee of any member of the Company Affiliated Group whose base salary at the time of hire exceeded $100,000 per year; or

                           (iii)    solicit, in competition with any member of
the Company Affiliated Group in the Core Businesses, any business, or order of business from any person that the Executive knows was a current or prospective customer of any member of the Company Affiliated Group during the Executive's employment.

                  (c) Proprietary Rights. The Executive assigns all of the Executive's interest in any and all inventions, discoveries, improvements and patentable or copyrightable works initiated, conceived or made by the Executive, either alone or in conjunction with others, during or prior to the Employment Term and related to the business or activities of any member of the Company Affiliated Group to the Company or its nominee. Whenever requested to do so by the Company, the Executive shall execute any and all applications, assignments or other instruments that the Company shall in good faith deem necessary to apply for and obtain trademarks, patents or copyrights of the United Slates or any foreign country or otherwise protect the interest of any member of the Company Affiliated Group therein. These obligations shall continue beyond the conclusion of the Employment Term with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by the Executive during the Employment Term.

                  (d) Acknowledgment. The Executive expressly recognizes and agrees that the restraints imposed by this Section 9 are reasonable as to time and geographic scope and are not oppressive. The Executive further expressly recognizes and agrees that the restraints imposed by this Section 9 represent a reasonable and necessary restriction for the protection of the legitimate interests of the Company Affiliated Group, that the failure by the Executive to observe and comply with the covenants and agreements in this Section 9 will cause irreparable harm to the Company Affiliated Group, that it is and will continue to be difficult to ascertain the harm and damages to the Company Affiliated Group that such a failure by the Executive would cause, that the consideration received by the Executive for entering into these covenants and agreements is fair, that the covenants and agreements and their enforcement will not deprive the Executive of an ability to earn a reasonable living, and that the Executive has acquired knowledge and skills in this field that will allow the Executive to obtain employment without violating these covenants and agreements. The Executive further expressly acknowledges that the Executive has consulted independent counsel, and has reviewed and considered this Agreement with that counsel, before executing this Agreement.

         10.      Indemnification.

                  (a) The Company shall indemnify the Executive against, and save and hold the Executive harmless from, any damages, liabilities, losses, judgments, penalties, fines, amounts paid or to be paid in settlement, costs and reasonable expenses (including, but not limited to, attorneys' fees and expenses), resulting from, arising out of or in connection with any threatened, pending or completed claim, action, proceeding or investigation (whether civil or criminal) against or affecting the Executive by reason of the Executive's service from and after the Effective Date as an officer, director or employee of, or consultant to, any member of the Company Affiliated Group, or in any capacity at the request of any member of the Company Affiliated Group, or an officer, director or employee thereof, in or with regard to any other entity, employee benefit plan or enterprise (other than arising out of the Executive's acts of misappropriation of funds or actual fraud). In the event the Company does not compromise or assume the defense of any indemnifiable claim or action against the Executive, the Company shall promptly pay to the Executive to the extent permitted by applicable law all costs and expenses incurred or to be incurred by the Executive in defending or responding to any claim or investigation in advance of the final disposition thereof; provided, however, that if it is ultimately determined by a final judgment of a court of competent jurisdiction (from whose decision no appeals may be taken, or the time for appeal having lapsed) that the

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Executive was not entitled to indemnity hereunder, then the Executive shall repay forthwith all amounts so advanced. The Company may not agree to any settlement or compromise of any claim against the Executive, other than a settlement or compromise solely for monetary damages for which the Company shall be solely responsible, without the prior written consent of the Executive, which consent shall not be unreasonably withheld. This right to indemnification shall be in addition to, and not in lieu of, any other right to indemnification to which the Executive shall be entitled pursuant to the Company's Certificate of Incorporation or By-laws or otherwise.

                  (b) Directors' and Officers' Insurance. The Company shall use its best efforts to maintain commercially reasonable directors' and officers' liability insurance during the Employment Term.

         11. Certain Additional Payments by the Company. Anything in this Agreement to the contrary notwithstanding, in the event that it is determined (as hereafter provided) that any payment (other than the Gross-Up payments provided for in this Section 11) or distribution by the Company or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 28OG of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"). The Gross-Up Payment will be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. For purposes of determining the amount of the Gross-Up Payment, the Executive will be considered to pay (x) federal income taxes at the highest rate in effect in the year in which the Gross-Up Payment will be made and (y) state and local income taxes at the highest rate in effect in the state or locality in which the Gross-Up Payment would be subject to state or local tax, net of the maximum reduction in federal income tax that could be obtained from deduction of such state and local taxes.

         12.      Miscellaneous.

                  (a) Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party to enforce each and every provision in accordance with its terms. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar conditions or provisions at that time or at any prior or subsequent time.

                  (b) Notices. All notices required or permitted hereunder will be given in writing, by personal delivery, by confirmed facsimile transmission (with a copy sent by express delivery) or by express next-day delivery via express mail or any reputable courier service, in each case addressed as follows (or to such other address as may be designated):

                  If to the Company:        110 East 59th Street
                                            New York, NY 10022
                                            Attention: Secretary
                                            Fax: (212) 946-8479

                  If to the Executive:      Scott Schubert

Notices that are delivered personally, by confirmed facsimile transmission, or by courier as aforesaid, shall be effective on the date of delivery.

                  (c) Binding Effect: Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Executive shall not assign all or any portion of this Agreement without the prior written consent of the Company.

                  (d) Withholding. The Company shall withhold or cause to be withheld from any payments made pursuant to this Agreement all federal, state, city or other taxes as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

                  (e) Entire Agreement. This Agreement constitutes the complete understanding between the parties with respect to the Executive's employment and supersedes any other prior oral or written agreements, arrangements or understandings between the Executive and any member of the Company Affiliated Group. Without limiting the generality of the Plan or Section 11 of this Agreement or this Section 12(e), effective as of the Effective Date, this Agreement supersedes any existing employment, retention, severance and change-in-control agreements or similar arrangements or understandings (collectively, the "Prior Agreements") between the Executive and the Company and any member of the Company Affiliated Group, and any and all claims under or in respect of the Prior Agreements that the Executive may have or assert on or following the Effective Date shall be governed by and completely satisfied and discharged in accordance with the terms and conditions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

                  (f) Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

                  (g) Governing Law, Etc. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to the principles of conflict of laws. Any proceeding based upon or arising out of this Agreement may be brought only in a federal or state court in New York City.

                  The Company will reimburse or, at the option of the Executive, advance in either case within five business days of submission of copies of invoices therefor, all costs and expenses that the Executive may incur for legal, tax or other advice relating to the interpretation or enforcement of this Agreement or the effect thereof upon the Executive.

                  In light of the disparity of resources between the Company and the Executive and in order to induce the Executive to become a senior manager of the Company in the first instance, the Company expressly agrees to make or pay such reimbursements or advances regardless of the outcome thereof or of any claim or proceeding relating thereto, including without limitation if the Executive is unsuccessful in a proceeding in respect thereof, and that such amounts will be paid as herein provided on an as-incurred basis, regardless of the status of any claim or proceeding relating thereto or otherwise.

                  (h) Modifications. Neither this Agreement nor any provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

                  (i) Number and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

                  (j) Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                            (signature page follows)

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, and the Executive has executed this Agreement as of the day and year first above written, in each case effective as of the Effective Date.

                                   NTL Incorporated

                                   By: /s/ Richard J. Lubasch
                                       -----------------------------------------
                                       Its EVP

                                   /s/ Scott Schubert
                                   ---------------------------------------------

                                                                      APPENDIX A

                        TERM SHEET FOR EX-PAT ASSIGNMENT

---------------------------------------------------------------------------------------------------------------------------------
                 INDIVIDUAL                                             SCOTT SCHUBERT
---------------------------------------------------------------------------------------------------------------------------------
I)       Status                                   U.S. EE Seconded at the time of hire for purposes of these provisions
---------------------------------------------------------------------------------------------------------------------------------
II)      Term                                     Not to Exceed the term of the employment contract
---------------------------------------------------------------------------------------------------------------------------------
III)     Benefits
---------------------------------------------------------------------------------------------------------------------------------
         A) Excluded from tax
equalization (i.e. benefits are paid at
this level net of any tax obligation -
executive does not pay tax obligations).
---------------------------------------------------------------------------------------------------------------------------------
Housing Allowance                                 L1850/wk
---------------------------------------------------------------------------------------------------------------------------------
School Allowance                                  N/A
---------------------------------------------------------------------------------------------------------------------------------
Auto Allowance                                    Car Service/Driver
---------------------------------------------------------------------------------------------------------------------------------
Travel Allowance(1)                               10 R.T. Tickets annually
---------------------------------------------------------------------------------------------------------------------------------
Health Insurance                                  CIGNA Int'l with supplemental U.S. Coverage
---------------------------------------------------------------------------------------------------------------------------------
Tax Preparation                                   Per NTL Policy
---------------------------------------------------------------------------------------------------------------------------------
Relocation                                        Per NTL Policy
UK Club dues                                      For local Health Club and NTL designated Country Club
---------------------------------------------------------------------------------------------------------------------------------
IV)      Tax Equalization(2)                      Per NTL Policy
---------------------------------------------------------------------------------------------------------------------------------
V)       Other                                    NTL agrees to pay membership fees for 1 year, for up to 3 U.S. Country
                                                  Clubs where SES has existing memberships. Excluded from tax equalization and if taxed, a tax gross-up will be provided by NTL.
---------------------------------------------------------------------------------------------------------------------------------

(1) Utilizing full unrestricted coach fares from Chicago to London payable at the time of hire for 2003 and annually thereafter

(2) Tax equalization based upon Illinois State hypo tax.

                                                                      Appendix B

Stock Options under NTL Incorporated 2003 Stock Option Plan ("Plan")

OPTIONS GRANTED ON THE EFFECTIVE DATE:

Tranche A

175,000 options; granted 20% immediately, 20% on each of 3/31/03, 6/30/03, 9/30/03, 12/31/03. Strike Price - of initial grant is $15.00 and of subsequent grants as determined by compensation committee; - vests 1/3 on each anniversary date of issuance. Upon any termination vested options must be exercised within three months of the termination date.

Tranche B

25,000 options; granted 20% immediately, 20% on each of 3/31/03, 6/30/03, 9/30/03, 12/31/03. Strike Price - of initial grant is $15.00 and of subsequent grants as determined by compensation committee; vest 1/3 on each anniversary date of issuance, but any unvested options accelerate and fully vest on 12/31/04. Upon any termination vested options must be exercised within three months of the termination date.

Other Terms

         Options will have a ten-year total term. Options vesting will accelerate on an Acceleration Event as defined in the Plan.

                                                                      Appendix C

                         NTL DIGITAL US INC CORPORATION

                    TAX & SOCIAL SECURITY EQUALISATION POLICY

A.       OBJECTIVE

         A TAX & SOCIAL SECURITY EQUALISATION POLICY has been established for employees on foreign assignment, as an employee's actual tax liability will be different from what it would have been in the home country. (This is because expatriate allowances and reimbursements may be taxable in the foreign country; the employee is also likely to remain subject to home country taxes).

         This policy ensures that an expatriate's total tax burden will approximate to that of an NTL DIGITAL US INC employee working in the US with comparable NTL DIGITAL US INC income, personal income, adjustments, deductions and exemptions, irrespective of host (i.e., assignment) country.

         By equalising income tax and social security costs for its expatriates, NTL DIGITAL US INC intends that each expatriate shall fully comply with the tax filing and payment requirements imposed by the taxing authorities in his country of assignment and by his home country. Assistance will be provided to the expatriate by an international tax consulting firm in order to meet these tax return filing requirements.

B.       REPORTING, OBLIGATION

         NTL DIGITAL US INC requires that all employees be familiar and comply fully with all applicable national and local laws. In connection with tax and social security matters, the following guidelines ensure that NTL DIGITAL US INC and its expatriates will fully comply with worldwide income tax and social security requirements.

                       - NTL DIGITAL US INC regards compliance with worldwide income tax and social security requirements as a mandatory obligation of each expatriate.

                       - An expatriate must conduct himself at all times so as to avoid charges of fiscal evasion or abuse, or of violation of local law, which could jeopardise in any way his standing personally or as a representative of NTL DIGITAL US INC.

                       - An expatriate is expected to exercise care and attention in minimising his liability for worldwide income taxes and social security contributions in accordance with appropriate principles of fiscal planning. An expatriate must co-operate with NTL DIGITAL US INC to ensure that his tax returns are filed in such a manner as to produce the lowest possible tax permitted by law.

         Each expatriate is required to report taxable income and pay income taxes to the taxing authorities which have jurisdiction during the period of his International Assignment.

         The income tax and social security contributions to be paid by each expatriate will be governed by the fiscal laws and regulations under which the authorities operate.

C.       TAX RETURN PREPARATION ASSISTANCE

         It is the responsibility of each expatriate to ensure that the proper income tax returns are filed when due. NTL DIGITAL US INC has engaged an international tax consulting firm to assist expatriate employees in meeting this obligation. The fee for such services will be borne by NTL DIGITAL US INC.

         Tax returns prepared by the international tax consulting firm will be kept confidential by them.

D.       IMPLEMENTATION OF TAX EQUALISATION

         NTL DIGITAL US INC will continue to withhold actual US Social Security Taxes from the base salary of a US citizen or green-card holder during an International Assignment, subject to maximum statutory limitations.

         As noted above, under the NTL DIGITAL US INC TAX & SOCIAL SECURITY EQUALISATION POLICY, each expatriate will have a total income tax burden approximately equal to that of an NTL DIGITAL US INC employee working in the US with comparable income, adjustments, deductions and exemptions.

         This is achieved by calculating a hypothetical tax liability and subtracting this amount from the expatriate's base salary during the year.

         Having reduced base salary by a retained hypothetical US income tax, NTL DIGITAL US INC will assume responsibility for paying the expatriate's actual worldwide income tax liability as well as his actual local social tax, if any.

         After the close of the year, and after an expatriate's US Federal (and State, if required) income tax return has been filed, the international tax consulting will prepare a year-end reconciliation. The "retailed hypothetical US income tax" will be adjusted, to reflect actual income and deductions in place of estimated amounts used at the beginning of the year. This reconciliation will be the basis of a final settlement between NTL DIGITAL US INC and the expatriate of that year's income tax reimbursement.

         1.       HYPOTHETICAL US INCOME TAX (RETAINED FROM PAY)

                  Hypothetical tax represents an estimate of the expatriate's US Federal and Illinois State tax obligations on his or her projected taxable income. This will be calculated using actual filing status, current dependency exemptions and tax rates for the taxable year. NTL DIGITAL US INC has agreed to calculate hypothetical State tax based on Illinois rates, since this is where payroll is maintained, irrespective of an individual's `home' state prior to accepting overseas assignment.

                  Income to be included in the hypothetical tax calculations is as follows:

                       -   base salary

                       -   bonus

                       -   group term life

                       -   personal passive (investment) income

                  If married, passive income of expatriate's spouse will also be included. Subject to the specific exception below, spousal salary or other earned income, however, is specifically excluded from the Hypothetical calculation. Rationale: spouse is eligible to elect Sec.911 foreign earned income exclusion in their own right. This, plus credit for foreign taxes paid on foreign source wages, should result in no incremental US tax being due on such income. Spouse remains personally liable for all foreign income and social security taxes due.

                  In arriving at hypothetical taxable income, deductions will be available for:

                       - actual amounts claimed on Federal income tax return to arrive at adjusted gross income.

                       - actual itemised deductions per Federal return, excluding moving expenses.

                       - mortgage interest and real estate taxes paid per Federal Schedule A or, if home is sold during overseas assignment, the amounts deductible in last complete tax year prior to sale.

                       - credit will be given for hypothetical Illinois State taxes calculated, if this figure is higher than actual taxes claimed in Federal return.

                  The hypothetical US income tax retained from pay may be changed by NTL DIGITAL US INC during the course of a year whenever there is a change in the expatriate's base salary, 401(k) contribution, or other NTL DIGITAL US INC income/related deductions, or a change in filing status or number of dependants. Also, upon notification and verification of US itemised deductions and deductible losses and adjustments such as US rental losses and alimony, NTL DIGITAL US INC may reduce the retailed hypothetical tax to give the expatriate current tax benefit. Conversely, NTL DIGITAL US INC may increase the retailed hypothetical tax in order to collect the additional hypothetical US income tax on net personal income such as dividends and interest.

                  The hypothetical US income tax retained from pay is not a withholding tax and should not be confused with the amount of US income tax withholding to which the expatriate may have been subject prior to the International Assignment. The two amounts are calculated in different ways and will often be different in amount. THE HYPOTHETICAL US INCOME TAX IS SIMPLY A NEGATIVE ITEM IN THE EXPATRIATE'S COMPENSATION PACKAGE WHICH, BECAUSE IT APPROXIMATES HIS TAX OBLIGATION FOR THE YEAR ON NTL DIGITAL US INC INCOME, PROVIDES THE EXPATRIATE WITH APPROXIMATELY THE SAME NET LEVEL OF SPENDABLE INCOME AS A COUNTERPART US EMPLOYEE.

                  Spousal Income - Exception

                  In the event that both spouses are employed by NTL DIGITAL US INC and on foreign assignment, the hypothetical tax liability will be based on the inclusion of all income (as above) and calculated on the basis of the married fling joint tax rates. The hypothetical taxes payable by each spouse will be in proportion to their respective gross income (as defined above), but net of 401k contributions and/or other NTL DIGITAL US INC income/related deductions.

         2.       FINAL HYPOTHETICAL US INCOME TAX (FOR TAX REIMBURSEMENT
                  PURPOSES)

                  As stated above, after the close of the year, the "retained hypothetical US income tax" will be adjusted to a "final hypothetical US income tax" based on actual amounts. This hypothetical US income tax then becomes the "final" income tax burden which an expatriate must bear for such year, and will approximate that of an NTL DIGITAL US INC employee in the US with comparable base salary, bonus, other NTL DIGITAL US INC income, personal income or losses, deductions and exemptions.

                  Because the United States taxes its citizens and green-card holders on worldwide income, the final hypothetical US income tax will be based not only on NTL DIGITAL US INC base salary and bonus, but also on the expatriate's taxable net personal income or loss, adjustments, and in most circumstances on his actual itemised deductions as well. In the absence of a reduction in the retained hypothetical US tax as discussed above, the NTL DIGITAL US INC expatriate with losses, alimony or itemised deductions will likely receive a cash reimbursement from NTL DIGITAL US INC after the end of the year. On the other hand, an NTL DIGITAL US INC expatriate with net personal income will be obliged to make a cash payment to NTL DIGITAL US INC after the end of the year equal to the additional hypothetical tax on such income. Such expatriates are thereby on notice that they must have sufficient cash to pay this hypothetical tax on personal income, or make arrangements for NTL DIGITAL US INC to retain it through payroll or to make payments of Estimated US income tax to the IRS and to State tax authorities, if applicable.

                  The final hypothetical US income tax will be based on the following items:

                  (a)      NTL DIGITAL US INC Income

                           - Base salary, less 401(k) contributions and any other pre-tax employee contributions. (For this purpose, in the case of an employee who works a part-year on International Assignment for NTL DIGITAL US INC and who works a part-year for NTL DIGITAL US INC in the US base salary will be the sum of the two part-year base salaries).

                           - Cash bonuses and any other cash incentive compensation.

                           - (Income from the exercise of NTL DIGITAL US INC Stock Options. (Note, however, that while an expatriate will be charged a US hypothetical tax on Stock Option income, it is in the best interests of the expatriate, and of NTL DIGITAL US INC, for the tax consequences of stock option exercises to be thoroughly discussed with the international tax consulting firm in advance of the exercise and of any subsequent sale of shares, in order to mitigate adverse tax consequences).

                           - Income from any other NTL DIGITAL US INC stock-based incentive plan.

                           - Imputed income from group term life insurance and any other employee benefit considered taxable in the US which the expatriate would have received independent of his International Assignment.

                           - Overseas allowances are excluded from all calculations of hypothetical tax to ensure that NTL DIGITAL US INC bears the full cost of any tax imposed on these allowances.

                  (b)      Net Personal Income

                           "Net personal income" is the positive amount which results from subtracting "personal losses" from "personal income". NTL DIGITAL US INC reserves the right to "cap" the amount of net personal income which it will tax equalise under this policy, and also to limit its reimbursement of host country income taxes thereon when such taxes could have been avoided by following the tax advice of the international tax consulting firm.

                           "Personal income" encompasses income earned or received from sources other than NTL DIGITAL US INC. It includes, but is not limited to, amounts from the following sources which are taxable on an expatriate's actual US income tax return:

                           -   Dividends

                           -   Interest

                           -   State income tax refunds

                           - Net capital gain, other than gain from the sale of an expatriate's US principal residence and gain from the sale of any residence owned by the expatriate country of assignment.

                           - Net rental income (but excluding any NTL DIGITAL US INC - funded expenses).

                           -   Net partnership income.

                           Capital gain arising from the sale of an expatriate's US principal residence will not be tax equalised under the NTL DIGITAL US INC policy. In this connection, it is possible for an expatriate who sells his US principal residence (upon taking an International Assignment) to defer the Federal (but not all states') income tax on his gain, if any, by reinvesting the proceeds (within certain time limits) in a new principal residence. The tax consequences of selling versus renting should be discussed with the international tax consulting firm. In the event an expatriate chooses to sell his US principal residence, at any time, the expatriate will be responsible for the full amount of the income tax payable, if any, on the gain therefrom, as well as the full amount of the income tax payable, if any, on the sale of any residence owned by the expatriate in the country of assignment.

                           "Personal Income" also includes:

                           - Any salaries or compensation received by the expatriate prior to, or subsequent to, the International Assignment, while self-employed or employed by a corporation unrelated to NTL DIGITAL US INC.

                           - Any salaries, compensation or self-employment income received by the expatriate's spouse prior to, or subsequent to, the International Assignment.

                                    During the period of the expatriate's
                                    International Assignment, to the extent that an expatriate's spouse has a job in the host country, or is self-employed there, the spouse will be fully responsible for any income and social taxes imposed on the spouse's income. In this circumstance, the Year-End US. Tax Equalisation calculation will not reflect a final hypothetical US income tax on such income; and in calculating the actual US income tax if any, attributable to the spouse's income, the spouse will receive the full benefit of the spouse's "earned income exclusion" and the appropriate "foreign tax credit" available under US tax law. However, where the host country is the UK, the "married couple's allowance" will be deemed deductible by the NTL DIGITAL US INC expatriate and not by his spouse.

                                    "Personal losses" encompass losses funded exclusively by the expatriate. This category includes, but is not limited to:

                                        -    Net capital loss deductible on the
                                             actual US income tax return.

                                        -    Net rental loss deductible on the
                                             actual US income tax return (but
                                             excluding any NTL DIGITAL US INC
                                             funded expenses).

                                        -    Net partnership loss deductible on
                                             the actual US income tax return.

                  (c)      Net Personal Loss

                           "Net Personal Loss is the negative amount which results from subtracting "personal losses" from "personal income".

                  (d)      Deductions

                           The following deductions which are not funded by NTL DIGITAL US INC via a specific allowance payment will be allowed in arriving at an expatriate's hypothetical taxable income for purposes of computing his final hypothetical US income tax:

                           Adjustments to gross income claimed on the expatriate's actual US income tax return for the taxable year, such as alimony, forfeited interest, and deductible IRA contributions; plus

                           - the amount of actual itemised deductions deductible on an expatriate's US income tax return for the taxable year plus the amount of the final hypothetical State income tax for the year;

                           - an amount equal to the last full tax year's expense for mortgage interest and real estate taxes where the principal residence in USA has been sold.

                           An expatriate's actual itemised deductions will be reduced by those expenses (principally moving expenses) which were reimbursed (directly or in the form of an allowance) by NTL DIGITAL US INC.

                  (e)      Tax Rates & Filing Status

                           In computing the final hypothetical US income tax, the tax rates and filing status to be used are those used on the actual US income tax return (and State return, if required) for the taxable year.

                  (f)      Tax Income Taxes

                           The State portion of the final hypothetical US income tax will be adjusted after year-end to include the various items of income and deductions described above, applying the tax laws of the State of Illinois which would have been applicable to an expatriate if he had remained in the US.

                           In most cases, an expatriate will not be subject to actual State income taxes on his worldwide earnings abroad. However, some states may attempt to assess state income taxes in certain situations. Where this occurs, the following rules will apply:

                           - Tax based on "domicile" or "residence" in year of departure from US or return to US

                           Some states assess tax on an expatriate's overseas earnings due to the fact that the expatriate was domiciled in that state during the year.

                           In such cases, an equitable adjustment will be made to keep the expatriate whole.

                           -   State Income Tax on Business Trips to the US

                           In certain circumstances, business trips to the US by an expatriate may attract State income tax on earnings related to such business trips. NTL DIGITAL US INC will reimburse an expatriate for all state income taxes assessed on income earned on business trips to the US.

         3.       REIMBURSEMENT OF ACTUAL WORLDWIDE INCOME TAXES & LOCAL SOCIAL
                  SERVICES

                  Having reduced an expatriate's compensation by a retained hypothetical US income tax which is later adjusted to a final hypothetical US tax, NTL DIGITAL US INC will reimburse the actual amount of worldwide income taxes paid by an expatriate as well as local social taxes paid, if any.

                  In general, NTL DIGITAL US INC employees on International Assignment will be subject to income and social taxes in their country of assignment. Where this is the case, NTL DIGITAL US INC expects each expatriate to comply fully with the tax laws of such country, relying on the services of the international tax consulting firm in the preparation of required tax returns and in legally minimising income tax liabilities.

                  Whenever an expatriate must pay a local income or social tax, NTL DIGITAL US INC will at that time pay the amount of such tax to or on behalf of the expatriate. This includes local income and social taxes in the form of:

                           - Withholding taxes which NTL DIGITAL US INC is required to pay over to the assignment country government.

                           -        Estimated tax filings made during the year.

                           -        Payment of the balance due with the
                                    assignment country income tax return or upon final assessment for the tax year.

                  In all cases, the expatriate's cash flow will not be reduced by tax payments to the assignment country government.

                  Verification of the actual amount of local taxes paid by each expatriate will be provided by Ernst & Young, which will communicate the amount thereof to NTL DIGITAL US INC. An amount equal to any local tax refunds must be paid or turned over to NTL DIGITAL US INC by the expatriate, since NTL DIGITAL US INC (and not the expatriate) will have funded all local taxes.

         4.       YEAR-END US TAX EQUALISATION

                  After an expatriate's US income tax return (if required) has been filed, the international tax consulting firm will prepare a tax reconciliation.

                  NTL DIGITAL US INC will provide to the consultants the salary and other information (retained hypothetical tax, etc.) necessary to complete this form. The consultants will send the Year-End US Tax reconciliation to NTL DIGITAL US INC, who will review the calculation and then forward it to the expatriate.

                  The "Year-End US Tax reconciliation" will reconcile the retained hypothetical US income tax with the final hypothetical US income tax for the year. It will also disclose the actual US income tax for the year (if any) which, under this policy, is fully reimbursable by NTL DIGITAL US INC. The reconciliation will then indicate the net reimbursement owed to/by the expatriate, and NTL DIGITAL US INC reimbursement will be made as appropriate and final.

                  NTL DIGITAL US INC will reimburse the expatriate for all interest and penalties relating to NTL DIGITAL US INC income except when the assessment of the interest and penalties results from the negligence or fault of the expatriate; e.g., a delay in submitting data booklets or tax questionnaires to the consultants which in turn prevents the timely filing of a return.

                  NTL DIGITAL US INC will also reimburse interest imposed on any balance due resulting from an extended due date for filing US tax returns granted to US taxpayers residing overseas.

         5.       CREDITS ALLOWED AGAINST US TAX FOR LOCAL TAXES PAID

                  Any tax credits for local taxes (referred to as "foreign tax credits") reimbursed by NTL DIGITAL US INC which reduce an expatriate's US income tax liability prior to, during or subsequent to his International Assignment, will be considered to be for the benefit of NTL DIGITAL US INC.

                  It also includes tax credits (reimbursed by NTL DIGITAL US
                  INC) which are carried back or carried forward, regardless of whether the income in the carryback or carry forward year is related to the International Assignment. In such instances, an expatriate must pay the amount of his tax refund received from the Internal Revenue Service, plus interest, to NTL DIGITAL US INC. This payment is to be made within 10 days of receipt of the refund.

         6.       NET OPERATING LOSSES

                  Any net operating losses resulting from exclusions available to US citizens working abroad will be considered to be for the benefit of NTL DIGITAL US INC, because the tax benefit of these personal losses will have been fully realised by the expatriate in the hypothetical tax calculation. This includes a net operating loss which is carried back or carried forward regardless of whether the income in the carryback or carry forward year is related to the International Assignment. In such instances, an expatriate must pay the amount of his tax refund received from the Internal Revenue Service and applicable state tax authority, plus interest, to NTL DIGITAL US INC. This payment is to be made within 10 days of receipt of the refund.

         7.       SUBSEQUENT ADJUSTMENTS

                  Assignment country government or US Internal Revenue Service or State government examinations of expatriate income tax returns are not uncommon. When they occur, the year-end US or local tax equalisation for that year will be recomputed, if necessary, with adjustments made as appropriate.

         8.       "TAX ON TAX"

                  Whenever NTL DIGITAL US INC reimburses local or US income taxes (either currently, or in the following year), such reimbursements themselves constitute taxable income for US income tax purposes and, generally, for assignment country tax purposes as well. Under the NTL DIGITAL US INC TAX & SOCIAL SECURITY EQUALISATION POLICY, any "final" tax paid with respect to income tax reimbursements will be fully reimbursed by NTL DIGITAL US INC.

                  For repatriated employees receiving tax reimbursements during the year subsequent to termination of their International Assignment, the payment may be grossed up to include any final tax due on the reimbursement in order to keep the employee whole.

         9.       SHORT-TERM LOANS

                  Even though compensation is reduced by the hypothetical US income tax, it may be necessary for NTL DIGITAL US INC to withhold actual US or local taxes as applicable, and to remit these taxes to the proper US and local taxing authorities. In order to ease the expatriate's cash flow burden, the expatriate in such cases will receive a loan equal to the local and/or US taxes withheld, with the approval of NTL DIGITAL US INC. This loan will, to the extent possible, be remitted to the expatriate at the same time that the salary check is issued. The total loan will be settled in the following year at the time the Year-End US or local tax reconciliation is prepared.

         10.      ANNUAL SETTLEMENT WITH EXPATRIATE

                  When the Year-End Equalisation calculations result in a balance due to the expatriate, the amount will first be applied against any outstanding loans for the same year. The remainder will be paid by NTL DIGITAL US INC to the expatriate.

                  If loans for a particular year exceed the amount of the tax equalisation balance due, the expatriate must repay such excess loans to NTL DIGITAL US INC within 10 days of receiving the applicable refund of taxes from the US or local government taxing authorities. NTL DIGITAL US INC reserves the right to recapture all unpaid tax loans by reducing the expatriate's base salary.

         11.      TREATMENT OF NEW, RETURNING, TERMINATED AND RETIRED
                  EXPATRIATES

                  For an expatriate who is hired, transferred, terminated or who returns home during the year, the Year-End US Tax Equalisation will be adjusted in order to compare:

                           - Hypothetical US income tax retained from compensation (described above) during the portion of the year spent on International Assignment,

                           - Final hypothetical US income tax (described above) on the entire year's income, and

                           - Actual US income tax liability on Form 1040 for the entire year.

                  Where the expatriate was employed by an employer other than NTL DIGITAL US INC or any affiliate during the year, compensation from the expatriate's previous or subsequent employer will be treated as personal income and will therefore be subject to US hypothetical tax and will be fully tax equalised.

                  Where the expatriate spent part of the year (either pre-assignment or post assignment) in the US he will be fully responsible for applicable State income taxes assessed during such part-year periods, except to the extent that such state income taxes are increased by a NTL DIGITAL US INC allowance on which NTL DIGITAL US INC assumes responsibility for paying actual taxes.

         12. TREATMENT OF EXPATRIATES WHO ARE MARRIED TO PARTICIPANTS IN TAX EQUALISATION POLICIES OF OTHER EMPLOYERS

                  For an expatriate whose spouse is employed in the host country by entities other than NTL DIGITAL US INC and is covered by a tax equalisation policy of another employer, the manner in which the final hypothetical tax and reimbursable US and local taxes are calculated will be determined on a case-by-case basis. This approach will ensure that an NTL DIGITAL US INC expatriate receives the protection to which he is entitled under the NTL DIGITAL US INC TAX & SOCIAL SECURITY EQUALISATION POLICY by eliminating any distorted results which could occur if the standard calculations were performed.

                                                                      Appendix D

                                RELEASE AGREEMENT

              In consideration of the payments and benefits provided for or referred to in the attached Schedule (the "Benefits"), and the release from [employee's name] (the "Employee") set forth herein, NTL Incorporated (the "Company") and the Employee agree to the terms of this Release Agreement.

         1. The Employee acknowledges and agrees that the Company is under no obligation to offer the Employee the Benefits, unless the Employee consents to the terms of this Release Agreement. The Employee further acknowledges that he/she is under no obligation to consent to the terms of this Release Agreement and that the Employee has entered into this agreement freely and voluntarily.

         2. The Employee voluntarily, knowingly and willingly releases and forever discharges the Company and its Affiliates, together with their respective officers, directors, partners, shareholders, employees, agents, and the officers, directors, partners, shareholders, employees, agents of the foregoing, as well as each of their predecessors, successors and assigns (collectively, "Releasees"), from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever that the Employee or his/her executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have against Releasees by reason of any matter, cause or thing whatsoever arising prior to the time of signing of this Release Agreement by the Employee. The release being provided by the Employee in this Release Agreement includes, but is not limited to, any rights or claims relating in any way to the Employee's employment relationship with the Company, or the termination thereof, or under any statute, including the federal Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1990, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, each as amended, and any other federal, state or local law or judicial decision. 3. The Employee acknowledges and agrees that he/she shall not, directly or indirectly, seek or further be entitled to any personal recovery in any lawsuit or other claim against the Company or any other Releasee based on any event arising out of the matters released in paragraph 2.

         3. Nothing herein shall be deemed to release (i) any of the Employee's rights to the Benefits or (ii) any of the benefits that the Employee has accrued prior to the date this Release Agreement is executed by the Employee under the Company's employee benefit plans and arrangements, or any agreement in effect with respect to the employment of the Employee of (iii) any claim for indemnification as provided under Section 10 of the Employment Agreement.

         4. In consideration of the Employee's release set forth in paragraph 2, the Company knowingly and willingly releases and forever discharges the Employee from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever that the Company now has or hereafter can, shall or may have against him/her by reason of any matter, cause or thing whatsoever arising prior to the time of signing of this

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

Release Agreement by the Company, provided, however, that nothing herein is intended to release any claim the Company may have against the Employee for any illegal conduct.

         5. The Employee acknowledges that the Company has advised him/her to consult with an attorney of his/her choice prior to signing this Release Agreement. The Employee represents that, to the extent he/she desires, he/she has had the opportunity to review this Release Agreement with an attorney of his/her choice.

         6. The Employee acknowledges that he/she has been offered the opportunity to consider the terms of this Release Agreement for a period of at least forty-five (45) days, although he/she may sign it sooner should he/she desire. The Employee further shall have seven additional days from the date of signing this Release Agreement to revoke his/her consent hereto by notifying, in writing, the General Counsel of the Company. This Release Agreement will not become effective until seven days after the date on which the Employee has signed it without revocation.

                                 _______________________________________________
                                 [Employee Name]

                                 _______________________________________________

                                 By: ___________________________________________

                                                                      Appendix E

              A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                  (i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of Paragraph (iii) below; or

                  (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is adopted by the Board of Directors of the Company ("Board"), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                  (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or such surviving entity or any parent thereof outstanding consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directory or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by the stockholders of the Company immediately prior to such sale.

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

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this Appendix E:

"Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Securities Exchange Act of 1934.

"Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof, except that such terms shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

                                       2